EXHIBIT 99.1

KATE SPADE & COMPANY REPORTS FIRST QUARTER 2016 RESULTS

•     Direct-to-consumer comparable sales growth of 19% for the first quarter

•     Net sales increase of 15% for the quarter, excluding wind-down operations in 2015; on a reported basis, net sales increase of 7%

•     First quarter Adjusted EBITDA of $35 million, or 13% of sales, an increase of 26% excluding wind-down operations in the quarter last year

•     Diluted earnings per share of $0.05 for the quarter, using a normalized tax rate, an increase of 67% excluding wind-down operations in the quarter last year

•     Reaffirms full year 2016 guidance

NEW YORK – MAY 4, 2016 – Kate Spade & Company (NYSE:KATE) today announced results for the first quarter ended April 2, 2016.

Craig A. Leavitt, Chief Executive Officer of Kate Spade & Company, said: “Our first quarter results reflect the stronger, refocused Kate Spade & Company and underscore the effectiveness of our differentiated strategy. We continue to focus on our powerful multi-channel approach, especially fueled by the robust performance of our global eCommerce business, which helped drive our industry-leading comparable sales growth of 19%. Our diverse business model helps position us for sustainable long-term growth.”

George Carrara, President and Chief Operating Officer of Kate Spade & Company, added:  “We are very pleased with our performance in the first quarter on a comparable basis to last year, particularly our robust top-line growth of 15% and Adjusted EBITDA margin expansion of 120 basis points. We remain well-positioned to generate significant margin expansion in 2016 and are confident in achieving our full year top and bottom line guidance.”

For the first quarter of 2016 on a GAAP basis, income from continuing operations was $11 million, or $0.08 per diluted share, compared to a loss from continuing operations of $(54) million, or $(0.42) per diluted share, for the first quarter of 2015. Diluted earnings per share from continuing operations in the first quarter of 2016 using a normalized tax rate were $0.05, compared to adjusted diluted earnings per share from continuing operations of $0.01 in the first quarter of 2015.

FIRST QUARTER RESULTS

Overall Results

Net sales for the first quarter of 2016 were $274 million, an increase of $35 million, or 14.5% compared to the first quarter of 2015, excluding sales for wind-down operations. Reported net sales for the first quarter of 2015 were $255 million. First quarter 2016 direct-to-consumer comparable sales growth was 19%, or 8% excluding eCommerce. Comparable sales per square foot for kate spade new york stores were $1,611 for the latest twelve months, compared to $1,588 for the twelve month period ended January 2, 2016.

Gross profit as a percentage of net sales was 61.8% for the first quarter of 2016.  Gross profit as a percentage of net sales was 62.0%, excluding the impact of wind-down operations, and 60.6% on a reported basis, for the first quarter of 2015.

Selling, general & administrative expenses were $152 million, or 55.3% of net sales in the first quarter of 2016. Selling, general & administrative expenses in the first quarter of 2015 were $137 million, or 57.4% of net sales, excluding the results of wind-down operations, expenses associated with streamlining activities and a $26 million charge to terminate contracts with the Company’s former joint venture partner in China. Reported selling, general & administrative expenses for the first quarter of 2015 were $192 million, or 75.1% of net sales.

Income (loss) from continuing operations on a reported basis was $11 million, or $0.08 per diluted share in the first quarter of 2016, compared to $(54) million, or $(0.42) per diluted share, in the first quarter of 2015. Diluted earnings per share from continuing operations in the first quarter of 2016 using a normalized tax rate were $0.05, compared to adjusted diluted earnings per share of $0.03, excluding a loss of $(0.02) related to results of wind-down operations, in the first quarter of 2015.

Segment Highlights

•                Kate Spade North America net sales for the first quarter of 2016 were $219 million, an increase of $32 million, or 17.1% compared to the first quarter of 2015, excluding sales for wind-down operations. Reported net sales for the first quarter of 2015 were $196 million. Kate Spade North America Segment Adjusted EBITDA was $25 million (11.2% of net sales) for the first quarter of 2016 compared to Segment Adjusted EBITDA Excluding Wind-Down Operations of $20 million (10.9% of adjusted net sales) for the first quarter of 2015. Kate Spade North America Segment Adjusted EBITDA, including results of wind-down operations was $18 million (9.2% of net sales) for the first quarter of 2015.

•                 Kate Spade International net sales for the first quarter of 2016 were $49 million, an increase of $2 million, or 3.2% compared to the first quarter of 2015, excluding sales for wind-down operations. Reported net sales for the first quarter of 2015 were $52 million and $47 million excluding wind-down operations, both of which included $6 million in direct-to-consumer sales from our Hong Kong, Macau and Taiwan operations prior to the transition to a joint venture during the quarter. Kate Spade International Segment Adjusted EBITDA was $9 million (17.5% of net sales) for the first quarter of 2016 compared to Segment Adjusted EBITDA Excluding Wind-Down Operations of $6 million (13.6% of adjusted net sales) for the first quarter of 2015. Kate Spade International Segment Adjusted EBITDA, including results of wind-down operations was $5 million (9.5% of net sales) for the first quarter of 2015.

•                 Adelington Design Group net sales for the first quarter of 2016 were $7 million, an increase of $1 million or 23.8% compared to the first quarter of 2015, excluding sales for wind-down operations. Reported net sales were $7 million for the first quarter of 2015. Adelington Design Group Segment Adjusted EBITDA was $2 million (31.8% of net sales) for the first quarter of 2016 compared to Segment Adjusted EBITDA Excluding Wind-Down Operations

of $1 million (22.5% of adjusted net sales) for the first quarter of 2015. Adelington Design Group Segment Adjusted EBITDA, including results of wind-down operations was $2 million (23.1% of net sales) for the first quarter of 2015.

Store Count Information

	Q4 2015	Q1 2016 Net Store Openings	Q1 2016
North America Owned Stores
Specialty	104	1	105
Outlet	64	-	64
Total North America Owned Stores	168	1	169
Average Square Feet (in ‘000s)	377		382

International Owned Stores
Specialty	22	2	24
Outlet	13	1	14
Concessions	52	1	53
Total International Owned Stores	87	4	91
Average Square Feet (in ‘000s)	77		81

Total Owned Store Count	255	5	260
Average Owned Square Feet (in ‘000s)	454		463

Partner Operated Stores	74	6	80
Greater China Joint Venture Stores	38	3	41
Total Partnered Store Count	112	9	121

Total Store Count	367	14	381

Total Licensee Operated Partnered Stores	21	7	28

Total Store Footprint	388	21	409

2016 GUIDANCE

Net Sales	$1.385B – $1.410B
Adjusted EBITDA *	$257M – $282M
Diluted Earnings Per Share **	$0.70 – $0.80
DTC Comparable Sales Growth	low to mid-teens growth
Capital Expenditures	~$65M – $70M
Planned Net New Store Openings (Company Owned & Partners)	~40 – 45
2015 Year End NOL Balance	$739M

*Adjusted EBITDA, as presented in the Company’s 2016 guidance, excludes depreciation and amortization, losses on asset disposals and impairments, non-cash share-based compensation expense, income tax provision (benefit), interest expense, net and unrealized and certain realized foreign currency gains (losses).

** Diluted earnings per share estimated using a normalized tax rate of 40%.

CONFERENCE CALL INFORMATION

The Company will host a conference call at 8:30 a.m. Eastern time today to discuss its results for the first quarter 2016. The dial-in number is 1-888-694-4676 with pass code 71008595. The webcast can be accessed via the Investor Relations section of the Kate Spade & Company website at www.katespadeandcompany.com. An archive of the webcast will be available on the website. Additional information on the results of the Company’s operations is available in the Company’s Form 10-Q for the first quarter 2016, to be filed with the Securities and Exchange Commission.

The Company expects to report second quarter 2016 financial results on Wednesday, August 3, 2016.

PRESENTATION OF NON-GAAP FINANCIAL INFORMATION

The adjusted results for 2016 and 2015 present adjusted pretax income (loss) multiplied by a normalized tax rate. The adjusted results for the first quarter 2015 exclude the impact of expenses incurred in connection with the Company’s streamlining initiatives (such as severance costs, contract termination costs, asset write-downs and other costs) and brand-exiting activities, acquisition related costs and loss on settlement of note receivable. The adjusted results for 2015 also exclude a $26 million charge related to the termination of certain contracts with the Company’s former joint venture partner in Kate Spade China Co., Ltd. The Company believes that the adjusted results for such periods represent a more meaningful presentation of its historical operations and financial performance since these results provide period to period comparisons that are consistent and more easily understood. In addition to those items, the Company presents its 2015 adjusted results further adjusted to exclude the adjusted results of wind-down operations (Kate Spade Saturday, Jack Spade brick and mortar, Kate Spade Brazil and brand exits in the Adelington Design Group segment). The Company believes that the adjusted results excluding wind-down operations provide a meaningful presentation of its 2015 results on a comparable basis to its 2016 results. The attached tables, captioned “Reconciliation of Non-GAAP Financial Information,” provide a full reconciliation of actual results to the adjusted results. The Company presents Adjusted EBITDA, which it defines as income (loss) from continuing operations, adjusted to exclude income tax provision (benefit), interest expense, net, depreciation and amortization, net, expenses incurred in connection with the Company’s streamlining initiatives, brand-exiting activities, acquisition related costs, non-cash impairment charges, losses on asset disposals, loss on settlement of note receivable, non-cash share-based compensation expense and unrealized and certain realized foreign currency transaction adjustments, net. The Company presents the above-described Adjusted EBITDA measures because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.  The Company also presents Adjusted EBITDA Excluding Wind-Down Operations, which the Company defines as Adjusted EBITDA further adjusted to remove the Adjusted EBITDA of Kate Spade Saturday, Jack Spade brick and mortar, Kate Spade Brazil and the brand exits in the Adelington Design Group segment.  The Company believes this Adjusted EBITDA measure provides a meaningful presentation of its 2015 results on a comparable basis to its 2016 results.  References to amounts “on a comparable basis” mean that those amounts exclude the impact of wind-down operations.

The Company determined that the Kate Spade Saturday, Jack Spade, Kate Spade Brazil and Adelington Design Group initiatives in 2015 did not represent a strategic shift in the Company’s operations and therefore did not present these activities as discontinued operations.

ABOUT KATE SPADE & COMPANY

Kate Spade & Company (NYSE: KATE) operates principally under two global, multichannel lifestyle brands: kate spade new york and Jack Spade.  The Company’s four category pillars – women’s, men’s, children’s and home – span demographics, genders and geographies. Known for crisp color, graphic prints and playful sophistication, kate spade new york aims to inspire a more interesting life.  The kate spade new york collection includes the Madison Avenue, Broome Street and on purpose labels.  Jack Spade offers a timeless and versatile assortment of bags, sportswear and tailored clothing founded on the aesthetic of simple, purposeful design.  The Company also owns Adelington Design Group, a private brand jewelry design and development group.  Visit www.katespadeandcompany.com for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in, or incorporated by reference into, this press release, future filings by us with the Securities and Exchange Commission (“SEC”), and oral statements made by, or with the approval of, our authorized personnel, that relate to our plans and expectations for future periods are forward-looking statements under the Private Securities Litigation Reform Act of 1995.  Words such as “intend,” “expect,” “contemplate,” “anticipate,” “believe,” “plan,” “forecast,” “target,” “aim,” “project,” “on track,” “are positioned to,” “estimate,” “may,” “will,” “should” and variations of such words and similar expressions and phrases are intended to identify such forward-looking statements. You should not place undue reliance on such forward-looking statements, as they are not guarantees of performance or results.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are simply estimates reflecting the best judgment of our senior management and involve, and are subject to, a number of risks and uncertainties, many of which are beyond our control and which could cause actual results to differ materially from those suggested by the forward-looking statements.  These risks are more fully discussed in the “Risk Factors” section and elsewhere in the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 1, 2016 and any subsequent quarterly reports on Form 10-Q.  All subsequent written and oral forward-looking statements concerning the matters addressed herein and attributable to us or any person acting on our behalf are qualified by these cautionary statements.  We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Priya Trivedi, Vice President, Finance & Treasurer, Kate Spade & Company, 201.295.6110, ptrivedi@katespade.com

Media Contact:

Emily Garbaccio, Vice President, Communications, Kate Spade & Company, 212.739.6552, egarbaccio@katespade.com

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except per common share data)

	Three Months Ended			Three Months Ended
	April 2, 2016	% of		April 4, 2015	% of
	(13 Weeks)	Sales		(13 Weeks)	Sales

Net Sales	$274,422	100.0%		$255,316	100.0%
Cost of goods sold	104,941	38.2%		100,589	39.4%
Gross Profit	169,481	61.8%		154,727	60.6%
Selling, general & administrative expenses	151,768	55.3%		191,853	75.1%
Operating Income (Loss)	17,713	6.5%		(37,126)	(14.5	) %
Other expense, net	(247)	(0.1	) %	(1,395)	(0.5	) %
Loss on settlement of note receivable	-	-		(9,873)	(3.9	) %
Interest expense, net	(4,996)	(1.8	) %	(3,364)	(1.3	) %
Income (Loss) Before Provision for Income Taxes	12,470	4.5%		(51,758)	(20.3)%
Provision for income taxes	1,554	0.6%		1,801	0.7%
Income (Loss) from Continuing Operations	10,916	4.0%		(53,559)	(21.0	) %
Discontinued operations, net of income taxes	720			(1,662)
Net Income (Loss)	$11,636			$(55,221)

Earnings per Share:
Basic
Income (Loss) from Continuing Operations	$0.09			$(0.42)
Net Income (Loss)	$0.09			$(0.43)

Diluted
Income (Loss) from Continuing Operations	$0.08			$(0.42)
Net Income (Loss)	$0.09			$(0.43)

Weighted Average Shares, Basic	127,931			127,489

Weighted Average Shares, Diluted (a)	128,636			127,489

(a)

Because the Company incurred a loss from continuing operations for the three months ended April 4, 2015, all potentially dilutive shares are antidilutive. Accordingly, basic and diluted weighted average shares outstanding are equal for such period.

KATE SPADE & COMPANY

CONSOLIDATED BALANCE SHEETS

(All amounts in thousands)

	April 2, 2016	April 4, 2015
Assets
Current Assets:
Cash and cash equivalents	$260,647	$212,649
Accounts receivable - trade, net	68,626	72,646
Inventories, net	220,666	182,503
Other current assets	33,793	39,686
Total current assets	583,732	507,484

Property and Equipment, Net	175,290	168,037
Goodwill	52,315	49,355
Intangibles, Net	87,285	87,573
Other Assets	53,279	44,000
Total Assets	$951,901	$856,449

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term borrowings	$3,638	$11,582
Other current liabilities	218,566	227,185
Total current liabilities	222,204	238,767

Long-Term Debt	391,317	394,704
Other Non-Current Liabilities	70,839	71,967
Stockholders’ Equity	267,541	151,011
Total Liabilities and Stockholders’ Equity	$951,901	$856,449

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	Three Months Ended
	April 2, 2016	April 4, 2015
	(13 Weeks)	(13 Weeks)

Cash Flows from Operating Activities:
Net income (loss)	$11,636	$(55,221)
Adjustments to arrive at income (loss) from continuing operations	(720)	1,662
Income (loss) from continuing operations	10,916	(53,559)

Adjustments to reconcile income (loss) from continuing operations to net cash used in operating activities:
Depreciation and amortization	11,539	12,461
Loss on asset disposals and impairments, including streamlining initiatives, net	206	6,949
Share-based compensation	7,910	6,003
Loss on settlement of note receivable	-	9,873
Foreign currency transaction (gains) losses, net	(4,325)	501
Equity losses of equity investees	1,241	738
Other, net	31	(179)
Changes in assets and liabilities:
Decrease in accounts receivable - trade, net	29,279	16,798
Increase in inventories, net	(26,306)	(32,612)
(Increase) decrease in other current and non-current assets	(448)	3,429
(Decrease) increase in accounts payable	(9,589)	9,132
Decrease in accrued expenses and other non-current liabilities	(34,129)	(16,985)
Net change in income tax assets and liabilities	462	586
Net cash used in operating activities of discontinued operations	(119)	(6,457)
Net cash used in operating activities	(13,332)	(43,322)

Cash Flows from Investing Activities:
Proceeds from sales of property and equipment	-	816
Purchases of property and equipment	(11,822)	(14,671)
Proceeds from sales of joint venture interests, net	(2,350)	18,966
Investments in and advances to equity investees	(6,500)	-
Payment for joint venture interest	-	(10,000)
Payments for in-store merchandise shops	(660)	(482)
Net proceeds from settlement of note receivable	-	75,128
Purchase of trademarks	(1,200)	-
Other, net	45	(96)
Net cash used in investing activities of discontinued operations	-	(49)
Net cash (used in) provided by investing activities	(22,487)	69,612

Cash Flows from Financing Activities:
Proceeds from borrowings under revolving credit agreement	-	2,000
Repayment of Term Loan	(2,000)	(1,000)
Principal payments under capital lease obligations	(123)	(110)
Proceeds from exercise of stock options	65	2,406
Payment of deferred financing fees	(315)	(443)
Net cash (used in) provided by financing activities	(2,373)	2,853

Effect of Exchange Rate Changes on Cash and Cash Equivalents	988	(538)

Net Change in Cash and Cash Equivalents	(37,204)	28,605
Cash and Cash Equivalents at Beginning of Period	297,851	184,044
Cash and Cash Equivalents at End of Period	$260,647	$212,649

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per common share data)

Three Months Ended April 2, 2016 (13 Weeks)

Total Net Sales	$274,422
KATE SPADE North America	218,677
KATE SPADE International	48,883
Adelington Design Group	6,862

Gross Profit	169,481

SG&A	151,768

Operating Income	$17,713

Other expense, net	(247)
Interest expense, net	(4,996)
Provision for income taxes	1,554
Income from Continuing Operations	$10,916

Basic Earnings per Common Share from Continuing Operations	$0.09
Diluted Earnings per Common Share from Continuing Operations	$0.08

Reconciliation of Adjusted Income from Continuing Operations:
Income from Continuing Operations, per above	$10,916
Adjustment to provision for income taxes	(4,028)
Adjusted Income from Continuing Operations (a)	$6,888

Adjusted Basic Earnings per Common Share from Continuing Operations	$0.05
Adjusted Diluted Earnings per Common Share from Continuing Operations (b)	$0.05

Reconciliation of Adjusted EBITDA:
Operating income, per above	$17,713
Depreciation and amortization and losses on asset disposals, net (c)	10,927
Share-based compensation	7,910
Other expense, net (d)	(1,382)
Adjusted EBITDA	$35,168

Adjusted EBITDA
Reportable Segments Adjusted EBITDA (e):
KATE SPADE North America	$24,587
KATE SPADE International (f)	8,537
Adelington Design Group	2,185
Other (g)	(141)
Adjusted EBITDA	$35,168

Adjusted EBITDA Margin
KATE SPADE North America	11.2%
KATE SPADE International (f)	17.5%
Adelington Design Group	31.8%
Kate Spade & Company	12.8%

(a)    Adjusted amount represents pretax income multiplied by a normalized tax rate of 40.0%, plus $0.1 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company’s valuation allowance or potential use of its net operating loss carryforwards.

(b)   Adjusted diluted earnings per share for the three months ended April 2, 2016 are based on 128,636 shares outstanding.

(c)    Excludes amortization included in Interest expense, net.

(d)   Amount is Other expense, net as shown above, net of foreign currency transaction adjustment of $(1,135).

(e)    Segment Adjusted EBITDA excludes depreciation and amortization and losses on asset disposals.  The costs of all corporate departments that serve the respective segment are fully allocated. The Company does not allocate amounts reported below Operating income to its reportable segments, other than equity loss in its equity method investees. The Company’s definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(f)     Amounts include equity in the losses of equity method investees of $1,241.

(g)    Amount is Other expense, net as shown above, net of foreign currency transaction adjustment of $(1,135) and equity in the losses of equity method investees of $1,241.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per common share data)

	Reported (a)	Streamlining Initiatives and JV Termination Fee (b)	Adjusted Results	Results of Wind-Down Operations (c)	Adjusted Results (Excluding Wind- Down Operations) (d)
Three Months Ended April 4, 2015 (13 Weeks)
Total Net Sales	$255,316		$255,316	$(15,685)	$239,631
KATE SPADE North America	195,586		195,586	(8,849)	186,737
KATE SPADE International	52,468		52,468	(5,119)	47,349
Adelington Design Group	7,262		7,262	(1,717)	5,545

Gross Profit	154,727		154,727	(6,244)	148,483

SG&A	191,853	$(44,548)	147,305	(9,859)	137,446

Operating (Loss) Income	$(37,126)	$44,548	$7,422	$3,615	$11,037

Other expense, net	(1,395)		(1,395)		(1,395)
Loss on settlement of note receivable	(9,873)	9,873	-		-
Interest expense, net	(3,364)		(3,364)		(3,364)
Provision (benefit) for income taxes (e)	1,801	(665)	1,136	1,446	2,582
(Loss) Income from Continuing Operations	$(53,559)	$55,086	$1,527	$2,169	$3,696

Basic and Diluted Earnings per Common Share from Continuing Operations (f)	$(0.42)		$0.01		$0.03

Reconciliation of Adjusted EBITDA:
Adjusted operating income, per above			$7,422	$3,615	$11,037
Depreciation and amortization, asset impairments and losses on asset disposals, net (g)			12,278	(364)	11,914
Share-based compensation, net (h)			5,777		5,777
Other expense, net (i)			(894)		(894)
Adjusted EBITDA			$24,583	$3,251	$27,834

Adjusted EBITDA
Reportable Segments Adjusted EBITDA (j):
KATE SPADE North America			$18,072	$2,241	$20,313
KATE SPADE International (k)			4,989	1,441	6,430
Adelington Design Group			1,678	(431)	1,247
Other (l)			(156)		(156)
Adjusted EBITDA			$24,583	$3,251	$27,834

Adjusted EBITDA Margin
KATE SPADE North America			9.2%		10.9%
KATE SPADE International (k)			9.5%		13.6%
Adelington Design Group			23.1%		22.5%
Kate Spade & Company			9.6%		11.6%

(a)	Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.
(b)

Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $18,874; (ii) store closure, other brand-exiting and acquisition related credits of $(326); and (iii) a $26,000 charge related to the termination of certain contracts with the Company’s former joint venture partner in China.

(c)

Represents adjustments to remove the adjusted results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(d)

Represents the adjusted results of the Company excluding the results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group brand closures.  This is presented in order to provide adjusted results on a comparable basis to its 2016 results.

(e)

Adjusted amounts represent adjusted pretax income multiplied by a normalized tax rate of 40.0%, plus $0.1 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company’s valuation allowance or potential use of its net operating loss carryforwards.

(f)	Adjusted diluted earnings per share for the three months ended April 4, 2015 are based on 128,074 shares outstanding.
(g)	Excludes amortization included in Interest expense, net.
(h)	Excludes $0.2 million of share-based compensation expense that was classified as restructuring.
(i)	Amount is Other expense, net as shown above, net of foreign currency transaction adjustment of $501.
(j)

Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; (iii) losses on asset disposals and impairments; and (iv) a $26,000 charge in the three months ended April 4, 2015 to terminate contracts with the Company’s former joint venture partner in China.  The costs of all corporate departments that serve the respective segment are fully allocated. The Company does not allocate amounts reported below Operating (loss) income to its reportable segments, other than equity loss in its equity method investees. The Company’s definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(k)	Amounts include equity in the losses of equity method investees of $738.
(l)	Amount is Other expense, net as shown above, net of foreign currency transaction adjustment of $501 and equity in the losses of equity method investees of $738.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(Dollars in thousands)

The following table provides reconciliations of Net Sales as reported to Net Sales excluding wind-down operations (a) in 2015.

	Three Months Ended
	April 2, 2016	April 4, 2015	Variance
	(13 Weeks)	(13 Weeks)	$	%
Total Company
Net Sales as reported	$274,422	$255,316	$19,106	7.5%
Less:Net sales for wind-down operations (a)	-	(15,685)
Adjusted Net Sales	$274,422	$239,631	$34,791	14.5%

KATE SPADE North America
Net Sales as reported	$218,677	$195,586	$23,091	11.8%
Less:Net sales for wind-down operations (a)	-	(8,849)
Adjusted Net Sales	$218,677	$186,737	$31,940	17.1%

KATE SPADE International
Net Sales as reported (b)	$48,883	$52,468	$(3,585)	-6.8%
Less:Net sales for wind-down operations (a)	-	(5,119)
Adjusted Net Sales (b)	$48,883	$47,349	$1,534	3.2%

Adelington Design Group
Net Sales as reported	$6,862	$7,262	$(400)	-5.5%
Less:Net sales for wind-down operations (a)	-	(1,717)
Adjusted Net Sales	$6,862	$5,545	$1,317	23.8%

(a)	Represents net sales for KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(b)

Includes $6.4 million of net sales for the three months ended April 4, 2015 related to the Hong Kong, Macau and Taiwan territories, which were converted to a joint venture in the first quarter of 2015.